Exhibit 4.1


                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT
                   -------------------------------------------

               THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is made as of this 22 day of March, 2004, by and among Bioenvision, Inc., a Delaware corporation (the "Company"), and the Investors set forth on Schedule I affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an "Investor" and collectively the "Investors").

                                    Recitals:

               A. The Company desires to raise up to approximately $16,250,000 through the issuance and sale of up to approximately 2,600,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to the Investors at a per share purchase price of $6.25, together with a warrant to acquire one-fifth of a share of Common Stock, at an exercise price of $7.50, in the form of Exhibit A annexed hereto and made a part hereof (the "Investor Warrants"), for each share of Common Stock purchased by the Investors pursuant to this Agreement (the "Private Placement"); and

               B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of the Company's Common Stock as is set forth next to each such Investor's name on Schedule I affixed hereto; and

               C. The Company has agreed that, upon consummation of the purchase of the Common Stock, the Company will issue to each Investor, or its designee, Investor Warrants to purchase such number of shares of the Company's Common Stock as is set forth next to each such Investor's name on Schedule I affixed hereto; and

               D. The Company has engaged SCO Securities LLC as its placement agent (the "Placement Agent") for the Private Placement on a "best efforts" basis; and

               E. Contemporaneous with the sale of the Common Stock, the parties hereto will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which, among other things, the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws (the "1933 Act"); and

               F. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act, as amended, and Section 4(2) under the 1933 Act.

               NOW, THEREFORE, in consideration of these premises, the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

               "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

               "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

               "Common Stock" has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be reclassified.

               "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

               "Company's Knowledge" means the actual knowledge of the Chief Executive Officer and the Chief Financial Officer of the Company.

               "Confidential  Information"  means  trade  secrets,  confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

               "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, Confidential Information and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including, but not limited to, data, data bases and documentation).

               "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole,
(ii) the ability of the Company to issue and sell the securities contemplated hereby or to perform on a timely basis its obligations under any of the


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


Transaction Documents, or (iii) a material adverse effect on the legality, validity or enforceability of any Transaction Document.

               "Material Contract" means any contract of the Company or any Subsidiary that was or should have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

               "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

               "Placement Agent Agreement" means that certain Agreement, dated as of November 16, 2001, by and between the Company and the Placement Agent.

               "SEC Filings" has the meaning set forth in Section 4.6.

               "Securities"  means the  Shares,  the  Warrants  and the  Warrant
Shares.

               "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

               "Subsidiary" has the meaning set forth in Section 4.1.

               "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

               "Transaction Documents" means this Agreement, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

               "Warrants" means the Investor Warrants and the Placement Agent Warrants (as defined in Section 4.20).

               "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3), the Investors listed on Schedule I attached hereto, which Schedule I may be amended from time to time to add additional Investors who agree to purchase Common Stock in the Private Placement by executing a counterpart to this Agreement as of the date hereof (collectively, the "Investors"), shall severally, and not jointly,


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


purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite their names on Schedule I affixed hereto, in exchange for the cash consideration set forth opposite their respective names on Schedule I affixed hereto. Also at the Closing, the Company shall issue the Warrants to the Investors, or their respective designees, in such amounts as set forth opposite their respective names on Schedule I affixed hereto.

        3. Closing. On the day of the Closing ("Closing Date"), the Company shall issue to each Investor a certificate or certificates, registered in such name or names as each such Investor may designate, representing the number of shares of Common Stock as is set forth opposite such Investor's name on Schedule I affixed hereto, and Company shall also issue to each such Investor, or such Investor's respective designees, the number of Investor Warrants as is set forth opposite such Investor's name on Schedule I affixed hereto (the "Closing"). The purchase and sale of the Shares and the issuance of the Investor Warrants in the Closing shall take place at such location as the Company and the Placement Agent shall mutually agree.

        4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agent on and as of the Closing Date, that, except as set forth in the disclosure schedules concurrently delivered herewith (collectively, the "Disclosure Schedules"):

               4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries, a complete list of which is set forth in Schedule
4.1 of the Disclosure Schedules ("Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a Material Adverse Effect.

               4.2. Authorization. The Company has all requisite corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company under this Agreement or the other Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

               4.3. Capitalization.

               (a) Schedule 4.3 of the Disclosure Schedules sets forth (i) the authorized capital stock of the Company as of February 23, 2004, (ii) the number of shares of each class of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the


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


Company's stock option plans, and (iv) the number of shares of capital stock issuable and/or reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary are owned by the Company, beneficially and of record. Except as described on Schedule 4.3 of the Disclosure Schedules or in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any Subsidiary is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 of the Disclosure Schedules or in the SEC Filings, and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company. Except as described on
Schedule 4.3 of the Disclosure Schedules or in the SEC Filings, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company's capital stock have been paid. All securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws. Except as set forth on Schedule 4.3 of the Disclosure Schedules, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

               (b)  Except  as set  forth  on  Schedule  4.3  of the  Disclosure
Schedules or in the SEC Filings, the Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

               4.4. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable


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


securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

               4.5.  Consents.  Except  as  set  forth  on  Schedule  4.5 of the
Disclosure Schedules, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(a) the filing with the SEC of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, Form D and applicable Blue Sky filings and (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws.

               4.6. Delivery of SEC Filings. The Company has provided or made available to the Investors copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 (the "10-K"), the Company's quarterly report on Form 10-QSB for the three month period ended December 31, 2003, the Company's Proxy Statement on Schedule 14 filed December 15, 2003, and all other reports or other documents filed by the Company pursuant to the 1933 Act and 1934 Act for the 12 months preceding the date hereof (collectively, the "SEC Filings").

               4.7. Use of Proceeds. The proceeds of the sale of the Shares hereunder shall be used by the Company for sales, research and development and general corporate purposes consistent with its business as of the Closing Date.

               4.8. No Material Adverse Change. Except as identified and described in the SEC Filings or as described on Schedule 4.8(a) of the Disclosure Schedules, since September 30, 2003, there has not been:

                     (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                     (ii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                     (iii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries, taken as a whole;

                     (iv) any change or amendment to the Company's Articles of Incorporation or by-laws, or material change to any material contract or arrangement by which


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


the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                     (v)  any  material  labor   difficulties   or  labor  union
organizing   activities  with  respect  to  employees  of  the  Company  or  any
Subsidiary;

                     (vi) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                     (vii) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect;

                     (viii) any declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to directors, officers and employees of the Company or its Subsidiaries as compensation for services rendered to the Company or its Subsidiary (as applicable) or for reimbursement of expenses incurred on behalf of the Company or its Subsidiary (as applicable);

                     (ix) any transfer or grant of a right with respect to the patents, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Company or its Subsidiaries, except as among the Company and its Subsidiaries.; or

                     (x) any:

               (A) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice;

               (B) waiver of any right of substantial value whether or not in the ordinary course of business; or

               (C) material change in officer compensation, except in the ordinary course of business and consistent with past practice.

               4.9. SEC Filings. At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act and 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               4.10. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or event that, with notice or lapse of time or both, would become a breach or default under (i) the Company's or any Subsidiary's Articles of Incorporation or the Company's or any Subsidiary's by-laws,


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


each as in effect on the date hereof (true and accurate copies of the Company's Articles of Incorporation and by-laws have been provided to the Investors before the date hereof), or (ii)(a) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their respective assets or properties, or (b) except as set forth on Schedule 4.10 of the Disclosure Schedules, any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of their respective assets or properties is subject. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract. Neither the Company nor any of its Subsidiaries has received any notice of the intention of any party to terminate any Material Contract.

               4.11. Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11 of the Disclosure Schedules, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. Neither the Company nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taking authority.

               4.12. Title to Properties. Except as disclosed in the SEC Filings or as set forth on Schedule 4.12 of the Disclosure Schedules, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                4.13.  Licenses;   Compliance  With  FDA  and  Other  Regulatory
Requirements.

               (a) The Company and each Subsidiary holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material


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


compliance with the terms of all the Governmental Authorizations. The Company and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

(b) Without limiting the generality of the representations and warranties made in sub-paragraph (a) above, the Company represents and warrants that (i) the Company and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (the "FDC Act") and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Company or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Company's control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Company comply in all material respects with any conditions of approval and the terms of the application by the Company to the appropriate Regulatory Authorities, (iv) no Regulatory Authority has initiated legal action with respect to the manufacturing of the Company's products, such as seizures or required recalls, and the Company is in compliance with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Company and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Company to the Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Company to the Regulatory Authorities have been reported to the Regulatory Authorities in a timely manner, (vii) neither the Company nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents, (viii) all stability studies required to be performed for products distributed by the Company or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix) any products exported by the Company or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act. For purposes of this Section 4.13, "Regulatory Authority" means any governmental authority in a country or region that regulates the manufacture or sale of Company's products, including, but not limited to, the United States Food and Drug Administration.

               4.14. No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

               4.15. Intellectual Property.

               (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. Except as listed on Schedule 4.15(a) of the Disclosure Schedules or in the SEC Filings, no Intellectual Property of the Company or its Subsidiaries, which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. Except as listed on Schedule 4.15(a) of the Disclosure Schedules or in the SEC Filings, no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

               (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted.

               (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party. Except as set forth on Schedule 4.15(d) of the Disclosure Schedules or in the SEC Filings, there is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

               (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential
Information which is necessary for the conduct of the Company's and its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

               (f) To the Company's knowledge, all software owned by the Company or its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by the Company or its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

               (g) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Company's and its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms therefor. To the Company's knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party without the Company's consent.

               4.16. Environmental Matters. Neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

               4.17. Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action"). Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been and there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.

               4.18. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect.

               4.19. Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage listed on Schedule 4.19 of the Disclosure Schedules and the Company reasonably believes such insurance coverage is adequate.

               4.20. Brokers and Finders. Except for the cash commission to be paid (the "Cash Placement Agent Fee") and warrants to be issued (the "Placement Agent Warrants") to the Placement Agent pursuant to the terms of the Placement Agent Agreement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. For all purposes under this Agreement and the other Transaction Documents, the Placement Agent shall be deemed to be an "Investor" and the Placement Agent Warrants shall be deemed to be "Warrants."

               4.21. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

               4.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from the registration requirements imposed under Section 5 of the 1933 Act for the transactions contemplated hereby or would require such registration under the 1933 Act.

               4.23. Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby does not require registration of the Securities under the 1933 Act. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

               4.24. Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, without regard to the dollar thresholds contained in such Item.

               4.25 Compliance. Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived),
(ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

               4.26 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

               4.27 Disclosure. The Company confirms that neither the Company nor, to its knowledge, any other Person acting on its behalf and at the direction of the Company has provided any of the Investors or their agents or counsel with any information that in the Company's reasonable judgment, at the time such information was furnished, constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company included in this Agreement and the Disclosure Schedules to this Agreement are true and correct in all material respects.

        5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and the Placement Agent that:

               5.1. Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

               5.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

               5.3. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor is experienced in making private investments in public equities, similar to the purchase of the Securities hereunder.

               5.4. Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings.

               5.5. Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

               5.6. Legends.

               (a) It is understood that certificates evidencing such Securities may bear the following or any similar legend:

               "The securities  represented hereby may not be transferred unless
               (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

               (c) Notwithstanding the foregoing, the Company acknowledges and agrees that the Investors may transfer the Securities in compliance with applicable law at any time and that certificates evidencing the Shares and Warrant Shares shall not contain any legend (including without limitation the legend set forth in Section 5.6(a)), (i) following any valid sale of such Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k). The Company agrees that at such time as such legend is no longer required under this Section 5.6(c)(i), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends.

               5.7.  Accredited   Investor.   The  Investor  is  an  "accredited
investor" as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

               5.8. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any "general advertising" or "general solicitation" as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

               5.9. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

        6.     Conditions to Closing.

               6.1. Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Securities at the Closing is subject to the fulfillment to the Placement Agent's satisfaction, on or prior to the Closing Date, of the following conditions:

               (a) The  representations  and  warranties  made by the Company in
Section 4 hereof shall be true and correct in all material respects at all times prior to and on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and all of which shall be and remain so long as necessary in full force and effect.

               (c) The Company shall have executed and delivered this Agreement and the Registration Rights Agreement to the Placement Agent (which shall constitute delivery to each Investor).

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (g) The Investors and the Placement Agent shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, the Company's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit C.

               (h) The Company shall have delivered, or caused to be delivered to each Investor (i) an original stock certificate evidencing the number of shares of Common Stock purchased by such Investor as described in Schedule I and
(ii) an original Warrant certificate, registered in the name of such Investor pursuant to which such Investor shall have the right to purchase up to the number of shares of Common Stock as described in Schedule I.

               6.2. Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The  representations  and warranties made by the Investors in
Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) The Investors shall have executed and delivered this Agreement and the Registration Rights Agreement to the Placement Agent at or prior to Closing; provided, that, this condition shall be satisfied with respect to each Investor who has executed and delivered this Agreement and the Registration Rights Agreement.

               (c) Each of the Investors shall have delivered to the Company at or prior to Closing the "Aggregate Purchase Price" set forth opposite such Investor's name on Schedule I affixed hereto.

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

        7.     Covenants and Agreements of the Company.

               7.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants (including the Placement Agent Warrants) issued pursuant to this Agreement in accordance with their respective terms.

               7.2. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would breach in any material respect the obligations of the Company to the Investors under the Transaction Documents.

               7.3. Termination of Certain Covenants.  The provisions of Section
7.2 shall terminate and be of no further force and effect upon the date on which the Company's obligations under the Registration Rights Agreement to register and maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

               7.4 Furnishing of Information. As long as any Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144.

               7.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

               7.6 Publicity. As soon as reasonably practicable following the Closing Date, the Company shall file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the SEC. The Company and SCO Securities LLC shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor nor SCO Securities LLC shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor or SCO Securities LLC, or without the prior consent of SCO Securities LLC, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

               7.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               7.8 Use of Proceeds. The Company covenants and agrees that the proceeds from the sale of the Common Stock and Warrants shall be used by the Company for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

               (i) the payment of dividends or other distributions on any capital stock of the Company;

               (ii) the purchase of debt or equity securities of any Person, including the Company and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or

               (iii) any expenditure not related to the business of the Company.

               7.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

               7.10 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the American Stock Exchange or any applicable Trading Market, and, if required, as soon as reasonably practicable following the Closing to list the applicable Shares and Warrant Shares on the American Stock Exchange or any applicable Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.

               7.11 Securities Law Compliance. The Company shall timely prepare and file with the SEC the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Common Stock and Warrants under this Agreement.

        8.     Survival and Indemnification.

               8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the Closing Date for a period of eighteen (18) months; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith. The Company's representations and warranties shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Investors.

               8.2. Indemnification. The Company agrees to indemnify and hold harmless, each Investor and the Placement Agent and its respective Affiliates and the directors, officers and employees, the Placement Agent and their respective Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

               8.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

        9.     Miscellaneous.

               9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction effected in compliance with applicable laws (including applicable securities laws) without the prior written consent of the Company or the other
Investors, after notice duly given by such Investor to the Company, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for Placement Agent, which is an express intended third party beneficiary of this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

               9.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

               9.3. Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Throughout this Agreement, where a form of the word "include" occurs, it shall be deemed to be followed by the phrase "without limitation."

               9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                      If to the Company:

                             Bioenvision, Inc.
                             509 Madison Avenue,
                             Suite 404
                             New York, New York 10022
                             Attention:  David P. Luci, General Counsel
                             Fax:  212-750-6777

                      With a copy to:

                             Paul, Hastings, Janofsky & Walker LLP
                             75 E. 55th Street
                             New York, New York 10022
                             Attention: Luke P. Iovine, III, Esq.
                             Fax:  212-319-4090


                      If to any of the Investors:

                             to the addresses set forth on Schedule I hereto.

                      With a copy to:

                             SCO Securities LLC
                             1285 Avenue of the Americas
                             35th Floor
                             New York, New York 10019
                             Attn:  Mr. Jeffrey B. Davis, President
                             Fax:  212-554-4058

               9.5. Expenses. The Company shall be responsible for the payment of the Investors' reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein.

               9.6. Amendments and Waivers. No term of this Agreement may be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Company and the Placement Agent; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor shall not be amended or waived without the prior written consent of the Company, the Placement Agent and that particular Investor; provided, further, that any provision affecting the rights or obligations of Placement Agent, shall not be waived or amended without the prior written consent of the Placement Agent. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

               9.7. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Placement Agent, as representative of the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case the Company or the Placement Agent, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

               9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

               9.9. Entire Agreement. This Agreement, including the Schedules, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

               9.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

               9.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

               9.12 Replacement of Securities. If any certificate or instrument evidencing any Shares or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

               9.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

               9.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor acknowledges that it has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, the Investors and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but Investors acknowledge that such counsel does not represent any of the Investors in this transaction other than SCO Securities LLC. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

               9.15 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                            [signature page follows]

                            [Company Signature Page]

               IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

                                        BIOENVISION, INC.



                                        By: /s/
                                           -------------------------------------
                                        Name:   David P. Luci
                                        Title:  Chief Financial Officer and
                                                General Counsel

                            [Investor Signature Page]

        IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.



Date: ____________________

IF AN INDIVIDUAL:                              IF A CORPORATION, PARTNERSHIP,
                                                 TRUST, ESTATE OR OTHER ENTITY:
__________________________________
(Signature)
                                               _________________________________
                                               Print name of entity
__________________________________
(Printed Name)                                 By:______________________________
                                                  Name:_________________________
                                                  Title:________________________

Address:                                       Address:

__________________________________             _________________________________

__________________________________             _________________________________

__________________________________             _________________________________


                                               _________________________________

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___________________ (the "Investment Amount").

                                   SCHEDULE I
                                   ----------

                                    Investors

--------------------------------------------------------------------------------
            Name        Number of Shares of        Number of       Aggregate
            ----        -------------------        ---------       ---------
         of Investor        Common Stock            Investor     Purchase Price
         -----------        ------------            --------     --------------
                                                    Warrants
                                                    --------
--------------------------------------------------------------------------------



Fax:
Phone:
Attn:


--------------------------------------------------------------------------------


Fax:
Phone:
Attn:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                      II-1